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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       of

                                NETsilicon, Inc.

                                    ARTICLE I

                                  STOCKHOLDERS

     1. ANNUAL MEETING. The annual meeting of stockholders shall be held on the second Wednesday in June in each year (or if that is a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the principal office of the corporation in Massachusetts at 9:00 a.m. unless a different time or place within the United States is fixed by the Board of Directors or the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Board of Directors or the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By-Laws or otherwise all the force and effect of an annual meeting.

     2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Chairman of the Board, the President or by two-thirds of the Board of Directors. Special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least 66-2/3% in interest of the capital stock entitled to vote at such meeting (or such lesser percentage in interest as shall be the maximum percentage permitted under Massachusetts law). The call for the meeting shall be written and shall state the place, date, hour and purposes of the meeting.

     3. NOTICE OF MEETINGS. A written notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-Laws or by law) at least sixty (60) days, in the case of a special meeting called by the stockholders pursuant to Article I Section 2 hereof, and at least seven (7) days, in the case of any stockholder meeting other than one called by the stockholders, before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or under these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. A written waiver of notice, executed before or after a meeting by such stockholder or his attorney hereunto authorized and filed with the records of the meeting, shall be deemed equivalent to notice of the meeting.

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     4. NOTICE OF STOCKHOLDER BUSINESS. The following provisions of this Section
4 shall apply to the conduct of business at any meeting of the stockholders (as used in this Section 4, the term annual meeting shall include a special meeting in lieu of annual meeting).


        (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in paragraph (b) of this
Section 4, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 4.

        (b) For business to be properly brought before any meeting of the stockholders by a stockholder pursuant to clause (iii) of paragraph (a) of this By-Law, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation:
(i) in the case of any annual meeting, not less than 60 days nor more than 90 days prior to the date specified in Section 1 above for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if a special meeting in lieu of annual meeting of stockholders is to be held on a date prior to the date specified in
Section 1 above, and if less than seventy days' notice or prior public disclosure of the date of such special meeting in lieu of annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the date on which notice of the date of such special meeting in lieu of annual meeting was mailed or the day on which public disclosure was made of the date of such special meeting in lieu of annual meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder proposing such business, by the beneficial owner, if any, on whose behalf the proposal is made, and by any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, and (iv) any material interest in such proposed business of the stockholder proposing such business, any material interest in such proposed business of the beneficial owner, if any, on whose behalf the proposal is made, and any material interest in such proposed business of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, to the extent known by such stockholder.

        (c) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in these By-Laws. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by

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these By-Laws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.

        (d) This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

        (e) Notwithstanding the foregoing provisions of this Section 4 to the contrary, a stockholder shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this Section 4.

     5. QUORUM. The holders of a one-third in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but, if a quorum is not present, a lesser number may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice.

     6. VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     7. ACTION AT MEETING. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws. Any election by stockholders shall be determined by a plurality of the votes case, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its own stock.

     8. ACTION WITHOUT MEETING. Any action to be taken at any annual of special meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.


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                                   ARTICLE II

                                    DIRECTORS

     1. POWERS. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2. ELECTION AND QUALIFICATION. The stockholders at each annual meeting shall fix the number of Directors (which shall be not less than six) and elect the number of Directors so fixed. No Director need be a stockholder.

     3. NOMINATION OF DIRECTOR BY STOCKHOLDER. A stockholder may nominate any person for election as a director only by giving written notice to the Clerk of the Corporation at its principal office by certified mail, return receipt requested, of such stockholder's intent no later than sixty (60) days prior to the scheduled date of an annual meeting of stockholders. Such notice must include the identity of the person to be nominated, a description of all agreements, arrangements, or understandings between the nominating stockholder and the person to be nominated pursuant to which the nomination is to be made or the nominee is to be elected, and such other information regarding the nominee as would be required to be included in a proxy - statement filed pursuant to the then current proxy rules of the Securities and Exchange Commission. The Board of Directors may disqualify any nominee who fails to provide the Corporation with complete and accurate information as required herein.

     4. VACANCIES; REDUCTION OF BOARD. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. In lieu of filling any such vacancy the Board of Directors may reduce the number of Directors, but not to a number less than three or less than the number of stockholders, if less than three.

     5. ENLARGEMENT OF THE BOARD. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the Directors then in office.

     6. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, Directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation, at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

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     7. REMOVAL. A Director may be removed from office only (a) for cause as defined in Section 50A of Chapter 156B of the Massachusetts General Laws and by the affirmative vote of the holders of 66 2/3% in interest of the shares of capital stock outstanding and entitled to vote in the election of Directors, or
(b) for cause by vote of a majority of the Directors then in office.

     8. MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meetings of stockholders.

     Special meetings of the Board of Directors may be called, orally or in writing, by the President, Treasurer or two or more Directors, designating the time, date and place thereof.

     9. NOTICE OF MEETINGS. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address no later than the fourth day prior to the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     10. QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

     11. TELEPHONIC ATTENDANCE AT MEETINGS. Any or all directors may participate in a meeting of the Board of Directors or a Committee of the Board by means of which all persons participating in the meeting are able to hear each other.

     12. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a large number is required by law, by the Articles of Organization of by these By-Laws.

     13. ACTION BY CONSENT. Any action to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting of the Board of Directors.

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     14. COMMITTEES. The Board of Directors, by vote of a majority of the
Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall, have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

     15. AUDIT COMMITTEE. In addition to such committees of the Board of Directors as may be appointed from time to time by the Board pursuant to Section 14 above, an audit committee shall be formed. Such committee shall consist of three directors. The responsibilities of such committee shall include meeting with the financial officers of the Corporation, and making recommendations to the Board of Directors concerning the independent public accountants to be retained by the Corporation, and the quality and depth of staffing of the accounting and financial departments of the Corporation.

     16. EXECUTIVE COMMITTEE. In connection with the committees Of the Board of Directors as may be appointed from time to time by the Board pursuant to Section 14 above, an executive committee shall be formed. Such committee shall consist of two directors. The responsibilities of such committee shall include review of all financial budgets, performance targets and business plan and objectives.

                                   ARTICLE III

                                    OFFICERS

     1. ENUMERATION. The officers of the corporation shall consist of a President, a Treasurer, a Clerk and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks or a Secretary, as the Board of Directors may determine.

     2. ELECTION. The President, Treasurer and-Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

     3. QUALIFICATION. No officer need be a stockholder Director. Any two or more offices may be held by any person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer

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may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

     4. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     5. REMOVAL. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

     6. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

     7. PRESIDENT AND VICE PRESIDENTS. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors he shall preside, when present, at all meetings of stockholders and of the Board of Directors.

     Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

     8. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds; securities and valuable documents of the corporation, except as the Board of Directors may otherwise provide.

     Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

     9. CLERK AND ASSISTANT CLERKS. The Clerk shall keep a record of the meetings of stockholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk if one is elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

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     10. SECRETARY. The Secretary, if one is elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

     11. OTHER POWERS AND DUTIES. Subject to these By-Laws, each officer of the corporation shall have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.

                                   ARTICLE IV

                                  CAPITAL STOCK

     1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

     2. TRANSFERS. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

     3. RECORD HOLDERS. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the corporation of his post office address.

     4. RECORD DATE. The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent

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or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

     If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

     5. REPLACEMENT OF CERTIFICATES. In case of the alleged destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

     6. ISSUANCE OF CAPITAL STOCK. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time; to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

                                    ARTICLE V

                            MISCELLANEOUS-PROVISIONS

     1. FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the corporation shall be the twelve months ending on January 31.

     2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the corporation

     3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the corporation in the ordinary course of its business without Director action, may be executed on behalf of the corporation by the President or the Treasurer

     4. VOTING OF SECURITIES. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.
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     5. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action proceeding against the corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of Massachusetts, or a corporation organized under the laws of any other state of the United States which has qualified to do business in, and has an office in, Massachusetts.

     6. ISSUANCE OF CAPITAL STOCK. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept Massachusetts in at the principal office of the corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

     7. ARTICLES OF ORGANIZATION. All references-in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

     8. AMENDMENTS. The power to make, amend or repeal By-Laws shall be in the stockholders, provided, however, that the Directors may make, amend or repeal the By-Laws (other than this Section 8) in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or these By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws. Any amendment or repeal of these By-laws by the Directors and any By-Law adopted by the Directors may be amended or repealed by the stockholders.

     9. CERTAIN AMENDMENTS. Notwithstanding anything else contained in these By-Laws to the contrary, Article I, Sections 2 through 4, Article II, Sections 3 through 7, and Article V, Sections 9 and 10, of these By-Laws may be amended or repealed, in whole or in part, and new By-Laws adopted either (a) by the stockholders at any meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% in interest of the capital stock entitled to vote, provided that notice of the proposed amendment or repeal or of the proposed making of new By-Laws shall have been given in the notice of such meeting, or
(b) by the Board of Directors at any meeting of the Board by the affirmative vote of at least a majority of the Directors then in office, except with respect to any provisions thereof which by law, the Articles of Organization or the By-Laws requires action by the stockholders.

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     10. 1987 MASSACHUSETTS CONTROL SHARE ACQUISITION ACT. The 1987
Massachusetts Control Share Acquisition Act, Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the Corporation.


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